UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 20, 2006

Allied Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-22832	52-1081052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1919 Pennsylvania Avenue, N.W., Washington, District of Columbia		20006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202 331-1112

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 20, 2006, the Compensation Committee of the Board of Directors of Allied Capital Corporation (the "Corporation") approved 2005 cash bonuses and 2006 individual performance awards (IPAs) and 2006 individual performance bonuses (IPBs) for certain officers of the Corporation. The Board of Directors ratified the approval of the Compensation Committee on January 20, 2006.

The Compensation Committee utilized a third-party compensation advisory firm to assess the competitiveness of the current and proposed compensation levels of the named executive officers of the Corporation. As part of this process, the Compensation Committee analyzed the compensation of the named executive officers in light of information regarding the compensation practices of similar publicly traded companies, business development companies, real estate investment trusts and private equity firms and published survey data, among other factors.

In total, 2005 cash bonuses have been determined to be approximately $27 million, of which $10.8 million had been accrued for the nine months ended September 30, 2005. This compares to 2004 total cash bonuses of $12.4 million. The 2005 bonus payments for William L. Walton, Chairman and Chief Executive Officer, Joan M. Sweeney, Chief Operating Officer, and John M. Scheurer, Managing Director, are $2,750,000, $1,500,000, and $850,000, respectively.

Total 2006 IPAs and IPBs are estimated to be $13.6 million. The 2006 IPAs for Mr. Walton, Ms. Sweeney, and Mr. Scheurer are $1,475,000, $750,000, and $550,000, respectively. The 2006 IPBs for Mr. Walton, Ms. Sweeney, and Mr. Scheurer are $1,475,000, $750,000, and $550,000, respectively.

The IPAs are not paid to employees on a current basis. Instead, IPAs are deposited in a trust in approximately equal cash installments, on a quarterly basis, and the cash is used to purchase shares of the Corporation’s common stock in the market on the New York Stock Exchange. In conjunction with the IPAs, the Corporation established a non-qualified deferred compensation plan, The 2005 Allied Capital Corporation Non-Qualified Deferred Compensation Plan II (DCP II), which is administered through a trust by a third-party trustee. The DCP II was filed as Exhibit 10.2 to the Corporation’s Form 8-K filed with the Securities and Exchange Commission on December 21, 2005.

More detailed information about the Company’s compensation practices will be provided in the 2006 Proxy Statement. Please refer to our periodic filings for a more detailed discussion of the IPAs and IPBs.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Capital Corporation

January 24, 2006	By:	Penni F. Roll

Name: Penni F. Roll
Title: Chief Financial Officer